Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333- 231751
The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these Securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated June 3, 2021.

Pricing Supplement dated , 2021 to the Product Prospectus Supplement MLN-ES-ETF-1 dated November 6, 2020 and Prospectus Dated June 18, 2019

The Toronto-Dominion Bank
$●
Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Energy Select Sector SPDR® Fund due July 7, 2025

The Toronto-Dominion Bank (“TD” or “we”) is offering the Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside (the “Securities”) linked to the Energy Select Sector SPDR® Fund (the “Reference Asset”) described below.
If the Fund Closing Price of the Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to the Initial Price (the Fund Closing Price of the Reference Asset on the Pricing Date), we will automatically call the Securities for the Principal Amount plus the Call Premium applicable to that Call Date. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Reference Asset as measured from the Pricing Date to and including the Final Valuation Date. If the Securities are not automatically called on any Call Date and the Percentage Change (as defined below) of the Reference Asset is below -10.00% (the Final Price is less than the Initial Price by more than 10.00%), you will lose a portion of your investment in the Securities and may lose up to 90.00% of your investment depending on the performance of the Reference Asset. Additionally, any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Reference Asset on the applicable Call Date significantly exceeds the Initial Price. You will not participate in any appreciation of price of the Reference Asset beyond the applicable fixed Call Premium. Any payments on the Securities are subject to our credit risk. The Securities will not bear interest.
The Call Dates and the Call Premium applicable to each Call Date are set forth in the table below:
Call Date	Call Premium*
July 6, 2022	[10.00 - 12.00]% of the Principal Amount
July 6, 2023	[20.00 - 24.00]% of the Principal Amount
July 8, 2024	[30.00 - 36.00]% of the Principal Amount
June 27, 2025 (which is also the Final Valuation Date)	[40.00 - 48.00]% of the Principal Amount
*The actual Call Premium applicable to each Call Date will be determined on the Pricing Date.
If the Securities are not automatically called on any Call Date (including the Final Valuation Date), the amount that you will be paid on your Securities at maturity will be based on the percentage decrease in the Final Price (the Fund Closing Price of the Reference Asset on the Final Valuation Date) from the Initial Price, which we refer to as the Percentage Change. If the Securities are not automatically called, the percentage change will reflect a negative return based on the decrease in the price of the Reference Asset over the term of the Securities and you will receive at maturity, for each $1,000 Principal Amount of your Securities:
●	if the Final Price is less than the Initial Price but not by more than 10.00% (the Percentage Change is negative but not below -10.00%), you will receive an amount in cash equal to $1,000; or
●
if the Final Price is less than the Initial Price by more than 10.00% (the Percentage Change is negative and below -10.00%), you will receive less than $1,000 and have 1-to-1 downside exposure to the portion of such decrease in the price of the Reference Asset that exceeds 10.00%. In this case, you will receive an amount in cash equal to the sum of: (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the sum of the Percentage Change plus 10.00%.

You could lose up to 90.00% of your investment in the Securities. A percentage decrease of more than 10.00% between the Initial Price and the Final Price will reduce the payment you will receive at maturity below the Principal Amount of your Securities.
The Securities are unsecured and are not savings accounts or insured deposits of a bank.  The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States.
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
The Securities do not guarantee the payment of any Call Premium or the return of the Principal Amount and, if the Securities are not automatically called on any Call Date and the Final Price is less than the Buffer Price, investors may lose up to 90.00% of their investment in the Securities. Any payments on the Securities are subject to our credit risk.

The Securities have complex features and investing in the Securities involves a number of risks. See “Additional Risk Factors” beginning on page P-10 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the product prospectus supplement MLN-ES-ETF-1 dated November 6, 2020 (the “product prospectus supplement”) and “Risk Factors” on page 1 of the prospectus dated June 18, 2019 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Securities in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of the Securities at the time the terms of your Securities are set on the Pricing Date is expected to be between $900.00 and $930.00 per Security, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-13 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is expected to be less than the public offering price of the Securities.
	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Security	$1,000.00	$28.25	$971.75
Total	$	$	$
[1]
Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Securities in these accounts may be as low as $971.75 (97.175%) per $1,000 Principal Amount of the Securities.

[2]
The Agents may receive a commission of up to $28.25 (2.825%) per $1,000 Principal Amount of the Securities and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the Securities, or will offer the Securities directly to investors. The Agents may resell the Securities to other securities dealers at the Principal Amount less a concession not in excess of $17.50 (1.75%) per $1,000 Principal Amount of the Securities. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the Securities of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. TD will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. In respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” herein.

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement and the prospectus.
Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities, Series E
Type of Security:	Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside
Reference Asset:	Energy Select Sector SPDR® Fund (Bloomberg Ticker: XLE)
CUSIP / ISIN:	89114TK68 / US89114TK689
Agents:
TDS and Wells Fargo Securities. The Agents may receive a commission of up to $28.25 and may resell the Securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $17.50 per Security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof.
Principal Amount:	$1,000 per Security
Pricing Date:	June 30, 2021
Issue Date:
July 6, 2021, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (“T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two Business Days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three Business Days (“T+3”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Final Valuation Date:
The final Call Date, as specified below under “Call Dates and Call Premiums” and subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Maturity Date:
July 7, 2025 (scheduled to be 5 Business Days following the Final Valuation Date), or if such day is not a Business Day, the next succeeding Business Day, subject to postponement as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Automatic Call Feature:
If the Fund Closing Price of the Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to the Initial Price, the Securities will be automatically called, and on the related Call Payment Date you will be entitled to receive a cash payment per Security equal to the Principal Amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Valuation Date, and payment upon an automatic call on the Final Valuation Date, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Reference Asset on the applicable Call Date significantly exceeds the Initial Price. You will not participate in any appreciation of the price of the Reference Asset beyond the applicable fixed Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the Securities after such Call Payment Date. You will not receive any notice from us if the Securities are automatically called.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-2

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	July 6, 2022	[10.00 - 12.00]% of the Principal Amount	[$1,100.00 - $1,120.00]
	July 6, 2023	[20.00 - 24.00]% of the Principal Amount	[$1,200.00 - $1,240.00]
	July 8, 2024	[30.00 - 36.00]% of the Principal Amount	[$1,300.00 - $1,360.00]
	June 27, 2025*	[40.00 - 48.00]% of the Principal Amount	[$1,400.00 - $1,480.00]

* This also the Final Valuation Date.
The actual Call Premium and payment per Security upon an automatic call that is applicable to each Call Date will be determined on the Pricing Date and will be within the ranges specified in the foregoing table.
All amounts used in or resulting from any calculation relating to a Call Premium, will be rounded upward or downward as appropriate, to the nearest cent.
Each Call Date (including the Final Valuation Date) is subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Call Payment Date:
Five business days following the applicable Call Date (as each such Call Date may be postponed pursuant to “Additional Terms of Your Securities – Market Disruption Events” herein, if applicable); provided that the Call Payment Date for the last Call Date is the Maturity Date.

Payment at Maturity:
If the Securities are not automatically called on any Call Date (including the Final Valuation Date), on the Maturity Date, we will pay a cash payment per Security equal to:
•        If the Final Price is less than the Initial Price but greater than or equal to the Buffer Price:
Principal Amount of $1,000.
•        If the Final Price is less than the Buffer Price:
Principal Amount + [Principal Amount × (Percentage Change + Buffer Percentage)]
If the Securities are not automatically called and the Final Price is less than the Buffer Price, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Price is less than the Initial Price by more than 10.00%, and may lose up to 90.00% of the Principal Amount. Any payments on the Securities are subject to our credit risk.
All amounts used in or resulting from any calculation relating to the Payment at Maturity, will be rounded upward or downward as appropriate, to the nearest cent.

Percentage Change:	(Final Price – Initial Price) / Initial Price, expressed as a percentage
Initial Price:	The Fund Closing Price of the Reference Asset on the Pricing Date
Final Price:	The Fund Closing Price of the Reference Asset on the Final Valuation Date
Buffer Price:	90.00% of the Initial Price (equal to the Initial Price multiplied by the difference of 100.00% minus the Buffer Percentage, to be determined on the Pricing Date).
Buffer Percentage:	10.00%
Fund Closing Price:
With respect to the Reference Asset on any trading day, the product of (i) the closing price of one share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined) on such trading day and (ii) the Adjustment Factor applicable to the Reference Asset on such trading day.

Adjustment Factor:
With respect to a share of the Reference Asset (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Reference Asset. See “Additional Terms of Your Securities — Anti-dilution Adjustments Relating to the Reference Asset; Alternate Calculation” below.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-3

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
U.S. Tax Treatment:
By purchasing a Security, each holder agrees, in the absence of a statutory or regulatory change or administrative or judicial ruling to the contrary, to characterize the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes with respect to the Reference Asset. Based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, it is reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), and the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further below under “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement.

Canadian Tax Treatment:	Please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the Securities.
Calculation Agent:	TD
Listing:	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
The Pricing Date, the Issue Date, the Call Dates (including the Final Valuation Date) and all other dates listed above are subject to change. These dates will be set forth in the final pricing supplement that will be made available in connection with sales of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-4

Additional Terms of Your Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product prospectus supplement  MLN-ES-ETF-1 (the “product prospectus supplement”), relating to our Senior Debt Securities, Series E, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product prospectus supplement; and last, the prospectus. The Securities vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated June 18, 2019:
http://www.sec.gov/Archives/edgar/data/947263/000119312519175701/d741334d424b3.htm

◾	Product Prospectus Supplement MLN-ES-ETF-1 dated November 6, 2020:
http://www.sec.gov/Archives/edgar/data/947263/000114036120024821/brhc10016595_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
For purposes of the Securities, the provisions of this section supersede and replace the sections “General Terms of the Notes — Closing Price”; “— Discontinuance of or Material Change to an ETF”; “— Market Disruption Events”; “— Anti-Dilution Adjustments” and “Special Calculation Provisions — Trading Day” in the accompanying product prospectus supplement.
Certain Definitions
A “trading day” means a day, as determined by the Calculation Agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Reference Asset or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.
The “relevant stock exchange” for the Reference Asset means the primary exchange or quotation system on which shares (or other applicable securities) of the Reference Asset are traded, as determined by the Calculation Agent.
The “related futures or options exchange” for the Reference Asset means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.
The “closing price” with respect to a share of the Reference Asset (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which the Reference Asset (or any such other security) is listed or admitted to trading.
Market Disruption Events
A “market disruption event” means any of the following events as determined by the Calculation Agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-5

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Reference Asset or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Reference Asset or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure of the relevant stock exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Reference Asset or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred:
(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Reference Asset or any successor fund; and
(2)
the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Reference Asset or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If any originally scheduled Call Date is not a trading day, such Call Date will be postponed to the next succeeding trading day. If a market disruption event occurs or is continuing on any Call Date, then such Call Date will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled Call Date, that eighth trading day shall be deemed to be the Call Date. If a Call Date has been postponed eight trading days after the originally scheduled Call Date and a market disruption event occurs or is continuing on such eighth trading day, the Calculation Agent will determine the closing price of the Reference Asset on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Reference Asset as of the close of trading on such eighth trading day.
If a Call Date is postponed, the corresponding Call Payment Date will be postponed to maintain the same number of Business Days between such dates as existed prior to the postponement(s); provided that if the Final Valuation Date is postponed, the Maturity Date will be the later of (i) the originally scheduled Maturity Date and (ii) three business days after the Final Valuation Date as postponed.
Anti-dilution Adjustments Relating to the Reference Asset; Alternate Calculation
Anti-dilution Adjustments
The Calculation Agent will adjust the Adjustment Factor as specified below if any of the events specified below occurs with respect to the Reference Asset and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Valuation Date.
The adjustments specified below do not cover all events that could affect the Reference Asset, and there may be other events that could affect the Reference Asset for which the Calculation Agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the Securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Reference Asset, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the Securities. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the Securities. All determinations made by the Calculation Agent in making any adjustments to the terms of the Securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the Securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Reference Asset.
For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-6

(A)	Stock Splits and Reverse Stock Splits
If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of the Reference Asset before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
(B)	Stock Dividends
If a dividend or distribution of shares (or other applicable securities) to which the Securities are linked has been made by the Reference Asset ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of the Reference Asset which a holder of one share (or other applicable security) of the Reference Asset before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Reference Asset paid or distributed is based on a fixed cash equivalent value.
(C)	Extraordinary Dividends
If an extraordinary dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Reference Asset on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:
(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and
(2)
“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Reference Asset will equal the amount per share (or other applicable security) of the Reference Asset of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of the Reference Asset described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.
(D)	Other Distributions
If the Reference Asset declares or makes a distribution to all holders of the shares (or other applicable security) of the Reference Asset of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the Securities that results solely from the applicable event.
(E)	Reorganization Events
If the Reference Asset, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Reference Asset is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Payment at Maturity or any other terms of the Securities as the Calculation Agent determines appropriate to account for the economic effect on the Securities of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a liquidation event (as defined below).
Liquidation Events
If the Reference Asset is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to the Reference Asset, then, upon the Calculation Agent’s notification of that determination to the trustee and TD, any subsequent Fund Closing Price for the Reference Asset will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on holders of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-7

If the Reference Asset undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any Fund Closing Price of the Reference Asset is to be determined and the Calculation Agent determines that no successor fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for the Reference Asset on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Reference Asset, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate the Reference Asset (including but not limited to the instance in which the Index Sponsor (as defined below) discontinues publication of the Target Index (as defined below)), then the Calculation Agent will calculate the Fund Closing Price for the Reference Asset in accordance with the formula last used to calculate such Fund Closing Price before such liquidation event, but using only those securities that were held by the Reference Asset immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.
If a successor fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for the Reference Asset, such successor fund or Fund Closing Price will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Reference Asset may adversely affect the value of the Securities.
If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the Securities unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.
Alternate Calculation
If at any time the method of calculating the Reference Asset or a successor fund, or the Target Index, is changed in a material respect, or if the Reference Asset or a successor fund is in any other way modified so that the Reference Asset does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of the Reference Asset or such successor fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a closing price of the Reference Asset comparable to the Reference Asset or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and any amount due on the Securities with reference to such adjusted closing price of the Reference Asset or such successor fund, as applicable.

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Investor Considerations
We have designed the Securities for investors who:
•	can tolerate a loss of up to 90.00% of their initial investment;
•	believe that the Fund Closing Price of the Reference Asset will be greater than or equal to the Initial Price on one of the Call Dates;
•
seek the potential for a fixed return if the price of the Reference Asset has appreciated from its Initial Price as of any of the Call Dates in lieu of full participation in any potential appreciation of the price of the Reference Asset;

•
understand that if the Fund Closing Price of the Reference Asset is less than the Initial Price on each Call Date, they will not receive any positive return on their investment in the Securities, and that if the Final Price is less than the Initial Price by more than 10.00%, they will lose some, and possibly up to 90.00%, of the Principal Amount;

•
understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

•
do not seek current income from the Securities and are willing to forgo dividends paid on shares of the Reference Asset and the securities comprising the Reference Asset (the “Reference Asset Constituents”);

•	are willing to accept the credit risk of TD;
•	seek exposure to companies involved in the energy sector in the U.S. equity markets; and
•	are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be a suitable investment for, investors who:
•	seek a liquid investment or are unable or unwilling to hold the Securities to an automatic call or maturity;
•	cannot tolerate a loss of up to 90.00% of their initial investment;
•
seek full return of the Principal Amount at maturity and are unwilling to accept the risk of 1-to-1 downside exposure to the portion of any decrease in the Reference Asset from the Initial Price to the Final Price that exceeds 10.00%;

•	believe that the Fund Closing Price of the Reference Asset will be less than the Initial Price on each Call Date;
•	seek a security with a fixed term;
•
are unwilling to accept the risk that, if the Fund Closing Price of the Reference Asset is less than the Initial Price on each Call Date, they will not receive any positive return on their investment in the Securities;

•	are unwilling to accept the risk that the Fund Closing Price of the Reference Asset may decrease by more than 10.00% from the Initial Price to the Final Price;
•
are unwilling to purchase securities with an estimated value that, as of the Pricing Date, is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover hereof;

•	seek current income from their investment or prefer to receive dividends paid on shares of the Reference Asset and the Reference Asset Constituents;
•	seek exposure to the Reference Asset but are unwilling to accept the risk/return trade-offs inherent in the Payment at Maturity for the Securities;
•	are unwilling to accept the credit risk of TD;
•	do not seek exposure to companies involved in the energy sector in the U.S. equity markets; or
•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Additional Risk Factors
The Securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Securities. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Securities are suited to your particular circumstances. Accordingly, investors should consult their investment, legal, tax, accounting and other advisors as to the risks concerning an investment in the Securities and the suitability of the Securities in light of their particular circumstances.
Risks Relating to Return Characteristics
Principal at Risk.
The Securities do not guarantee the return of the Principal Amount and investors may lose up to 90.00% of their entire investment in the Securities if the Securities are not automatically called and there is a decline in the price of the Reference Asset by more than 10.00% from the Pricing Date to the Final Valuation Date. Specifically, if the Securities are not automatically called and the Final Price is less than the Buffer Price, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Price is less than the Initial Price by more than 10.00%, and may lose up to 90.00% of the Principal Amount.
The Downside Market Exposure to the Reference Asset is Buffered Only at Maturity.
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Asset at such time is greater than or equal to the Buffer Price.
You Will Receive No Positive Return on the Securities If the Securities Are Not Automatically Called.
You will receive a positive return on the Securities only if they are automatically called, meaning that the Fund Closing Price of the Reference Asset must be greater than or equal to the Initial Price on a Call Date. If the Securities are not automatically called, meaning that the Fund Closing Price of the Reference Asset is less than the Initial Price on each Call Date, you will not receive a positive return on your investment. Generally, this non-call of the Securities coincides with a period of greater risk of principal loss on the Securities. You will receive no positive return on the Securities if the Securities are not automatically called.
Your Potential Positive Return on the Securities Will Be Limited to the Applicable Call Premium Paid on the Securities, If Any, Regardless of Any Increase in the Price of the Reference Asset And May Be Less Than the Return on a Hypothetical Direct Investment in the Reference Asset.
The opportunity to participate in the possible increases in the price of the Reference Asset through an investment in the Securities will be limited because any positive return on the Securities is limited to the applicable Call Premium to be paid only if the Securities are automatically called, regardless of any increase in the price of the Reference Asset. Even if the Securities are automatically called, if the percentage increase in the price of the Reference Asset exceeds the percentage return represented by the applicable Call Premium, the return on the Securities will be less than that of a hypothetical direct investment in a security directly linked to the positive performance of the Reference Asset or made a hypothetical investment in the Reference Asset or the Reference Asset Constituents.
The Securities Do Not Pay Interest and Your Return on the Securities May Be Less Than the Return on a Conventional Debt Security of Comparable Maturity.
There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having a comparable maturity. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional, interest -bearing senior debt security of TD.
The Securities May Be Automatically Called Prior to the Maturity Date And Are Subject to Reinvestment Risk.
If your Securities are automatically called, no further payments will be owed to you under the Securities after the Call Payment Date. Therefore, because the Securities could be called as early as the first potential Call Payment Date, the holding period could be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
The Amount Payable on the Securities is Not Linked to the Price of the Reference Asset at Any Time Other Than on the Call Dates (Including the Final Valuation Date).
Any payment on the Securities will be based only on the Fund Closing Price of the Reference Asset on the Call Dates (including the Final Valuation Date), subject to adjustment as described elsewhere in this pricing supplement. Even if the price of the Reference Asset appreciates prior to the applicable Call Date but then declines on such Call Date to a Fund Closing Price that is less than the Initial Price, you will not receive the applicable Call Premium on the Call Payment Date. Similarly, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the price of the Reference Asset on one or more dates prior to such decline. Although the Fund Closing Price of the Reference Asset at other times during the term of the Securities may be higher than the Fund Closing Price on one or more Call Dates (including the Final Valuation Date), any payment of the applicable Call Premium or the Payment at Maturity will be based solely on the Fund Closing Price of the Reference Asset on the applicable Call Date (including the Final Valuation Date) as compared to the Initial Price.

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Each Call Date (including the Final Valuation Date) and the Potential Call Payment Date (including the Maturity Date) is Subject to Market Disruption Events and Postponements.
Each Call Date (including the Final Valuation Date), and therefore the potential Call Payment Date (including the Maturity Date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Additional Terms of Your Securities – Market Disruption Events” in this pricing supplement.
The Call Premiums Will Reflect, In Part, the Volatility of the Reference Asset and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity.
Generally, a higher volatility of the Reference Asset results in a greater likelihood that the Fund Closing Price of the Reference Asset could be less than the Initial Price on a Call Date or the Buffer Price on the Final Valuation Date. Volatility means the magnitude and frequency of changes in the price of the Reference Asset. This greater risk will generally be reflected in a higher Call Premiums for the Securities as compared to the interest rate payable on our conventional debt securities with a comparable term. However, while the Call Premiums are set on the Pricing Date, the Reference Asset’s volatility can change significantly over the term of the Securities, and may increase. The price of the Reference Asset could fall sharply on the Call Dates, which may result in the Securities not being automatically called and in a loss of a significant portion or almost all of your initial investment.
Risks Relating to Characteristics of the Reference Asset
There Are Market Risks Associated with the Reference Asset.
The price of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset, the Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituent Issuers and, therefore, the Reference Asset. You, as an investor in the Securities, should make your own investigation into the Reference Asset. For additional information, see “Information Regarding the Reference Asset” herein.
An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Energy Sector.
The stocks included in the Energy Select Sector Index (the “Target Index”) and that are generally tracked by the Reference Asset are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: oil, gas and consumable fuels; and energy equipment and services. Because the value of the Securities is linked to the performance of the Reference Asset, an investment in the securities exposes investors to risks associated with investments in the stocks of companies in the energy sector.
Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to a more broadly diversified group of issuers. All of these factors could have an adverse effect on the price of the Fund and, therefore, on the value of the securities.
In addition, the Reference Asset is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of companies. As a result, the Reference Asset may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.
The Reference Asset May Not Be Representative Of An Investment In The Energy Sector.
The Reference Asset does not represent a direct investment in the energy sector. The Reference Asset consists of securities of companies whose primary lines of business are directly associated with the energy sector. As a result, the Fund Closing Price of the Reference Asset will be influenced by a variety of economic, financial and other factors affecting those companies, some of which may be unrelated to the market and other conditions applicable to the U.S. energy sector. As a result, the Reference Asset may not perfectly correlate with the performance in the energy sector and the Fund Closing Price of the Reference Asset could decrease even if the performance of the energy sector as a whole increases.

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The Price of the Reference Asset May be Affected by the Performance of a Small Number of Companies
As of March 31, 2021 (as described below under “Information Regarding the Reference Asset”), approximately 44.49% of the Reference Asset’s portfolio consisted of the stocks of only two companies and approximately 58.32% consisted of the stocks of only five companies. The performance of the Reference Asset’s portfolio will be more significantly affected by the performance of these companies than would a more diversified pool of assets. Negative developments with respect to a small number of companies that account for a significant portion of the Reference Asset’s portfolio may have a significant adverse effect on the value of the Reference Asset and, accordingly, on the value of, and return on, your Securities.
Changes that Affect the Target Index of the Reference Asset Will Affect the Market Value of the Securities and the Amount You Will Receive at Maturity.
The Reference Asset is an exchange-traded fund (“ETF”) that seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Target Index. The policies of the sponsor of the Target Index (the “Index Sponsor”) concerning the calculation of the Target Index, additions, deletions or substitutions of the components of the Target Index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the Target Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. The amounts payable on the Securities and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the Target Index. Some of the risks that relate to a target index of an ETF include those discussed in the product prospectus supplement, which you should review before investing in the Securities.
The Reference Asset and the Target Index Are Different and the Performance of the Reference Asset May Not Correlate With That of the Target Index.
The performance of the Reference Asset may not exactly replicate the performance of the Target Index because the Reference Asset will reflect transaction costs and fees that are not included in the calculation of the Target Index. It is also possible that the Reference Asset may not fully replicate or may in certain circumstances diverge significantly from the performance of the Target Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Reference Asset, differences in trading hours between the Reference Asset and the Target Index or due to other circumstances. In addition, because the shares of the Reference Asset are traded on a securities exchange and are subject to market supply and investor demand, the price of a share of the Reference Asset may differ from the net asset value per share of the Reference Asset.
The Price of the Reference Asset May Not Completely Track its Net Asset Value.
The price of the Reference Asset will usually track the value of the Target Index, but may not track the Target Index’s value completely. The price of the Reference Asset will reflect costs and fees that the Target Index does not have. In addition, because the shares of the Reference Asset are traded on a securities exchange and are subject to market supply and investor demand, the price of a share of the Reference Asset may differ from the net asset value per share of the Reference Asset.
Adjustments to the Reference Asset Could Adversely Affect the Securities.
The Reference Asset’s investment advisor (the “Investment Advisor”) is responsible for calculating and maintaining the Reference Asset. The Investment Advisor can add, delete or substitute the Reference Asset Constituents. The Investment Advisor may make other methodological changes that could change the price of the Reference Asset at any time. If one or more of these events occurs, the calculation of the Payment at Maturity may be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect the value of, and return on, the Securities.
We Have No Affiliation with the Index Sponsor or the Investment Advisor and Will Not Be Responsible for Any Actions Taken by the Index Sponsor or the Investment Advisor.
The Index Sponsor and the Investment Advisor are not affiliates of ours and will not be involved in the offering of the Securities in any way. Consequently, we have no control over the actions of the Index Sponsor or the Investment Advisor, including any actions of the type that would require the Calculation Agent to adjust any amounts payable on the Securities. The Index Sponsor and the Investment Advisor have no obligation of any sort with respect to the Securities. Thus, the Index Sponsor and the Investment Advisor have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the Securities. None of our proceeds from the issuance of the Securities will be delivered to the Index Sponsor or the Investment Advisor.
Anti-dilution Adjustments Relating To The Shares Of The Reference Asset Do Not Address Every Event That Could Affect Such Shares.
An Adjustment Factor, as described herein, will be used to determine the Fund Closing Price of the Reference Asset. The Adjustment Factor will be adjusted by the Calculation Agent for certain events affecting the shares of the Reference Asset. However, the Calculation Agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the Calculation Agent to adjust the Adjustment Factor, the value of, and return on, the Securities may be adversely affected.
Past Reference Asset Performance is No Guide to Future Performance.
The actual performance of the Reference Asset over the term of the Securities, as well as the amount payable on the Securities, may bear little relation to the historical closing prices of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Asset.

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Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Securities Is Expected to Be Less Than the Public Offering Price of Your Securities.
The estimated value of your Securities on the Pricing Date is expected to be less than the public offering price of your Securities. The difference between the public offering price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.
The estimated value of your Securities on the Pricing Date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.
The Estimated Value of the Securities Is Based on Our Internal Pricing Models; Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Securities on the Pricing Date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Securities and May Be Less Than the Estimated Value of Your Securities.
The estimated value of the Securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the public offering price of your Securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market May Not Be Indicative of Future Prices of Your Securities.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market (if the Agents make a market in the Securities, which they are not obligated to do) may exceed the estimated value of the Securities on the Pricing Date, as well as the secondary market value of the Securities, for a temporary period after the Pricing Date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.
The Agent Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the Securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create

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a further incentive for the dealer to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.
There May Not Be an Active Trading Market for the Securities — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the Securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.
If you sell your Securities before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the price of the Reference Asset, and as a result, you may suffer substantial losses.
If the Price of the Reference Asset Changes, the Market Value of Your Securities May Not Change in the Same Manner.
Your Securities may trade quite differently from the performance of the Reference Asset. Changes in the price of the Reference Asset may not result in a comparable change in the market value of your Securities. Even if the price of the Reference Asset increases above the Initial Price during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.
Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amount payable on the Securities. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For Example, the Calculation Agent may have to determine whether a market disruption event affecting the Reference Asset has occurred, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amount payable on the Securities, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product prospectus supplement.
Trading and Business Activities by TD or its Affiliates May Adversely Affect the Value of, and Return on, the Securities.
We, the Agents and our respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of the Reference Asset or the Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or one or more Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the Agents and our respective affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ and our affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the Agents or our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us or one or more of our affiliates or the Agents or their affiliates may affect the price of the Reference Asset or one or more Reference Asset Constituents and, therefore, the value of, and return on, the Securities.
Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Securities.
Although the return on the Securities will be based on the performance of the Reference Asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities on a Call Payment Date or the Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Securities.

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Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Securities Are Uncertain.
Significant aspects of the U.S. tax treatment of the Securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement. You should consult your tax advisors as to the tax consequences of your investment in the Securities.
For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences”, If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

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Hypothetical Payout Profile
The following graph illustrates the potential payment on the Securities for a range of hypothetical Percentage Changes in the Fund Closing Price of the Reference Asset from the Pricing Date to the applicable Call Date (including the Final Valuation Date). The profile is based on a hypothetical Call Premium of 11.00% for the first Call Date, 22.00% for the second Call Date, 33.00% for the third Call Date and 44.00% for the final Call Date (based on the midpoint of the ranges specified for the Call Premiums) and a Buffer Price equal to 90.00% of the Initial Price. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Price of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

Hypothetical Redemption Amount at Maturity
Reference Asset
First Call Date (Call Premium: 11.00%)
Second Call Date (Call Premium: 22.00%)
Third Call Date (Call Premium: 33.00%)
Fourth Call Date (Call Premium: 44.00%)
Fourth Call Date (Call Premium: 44.00%)
Third Call Date (Call Premium: 33.00%)
Second Call Date (Call Premium: 22.00%)
First Call Date (Call Premium: 11.00%)
10% Buffer
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-75%
-50%
-25%
-10%
0%
25%
50%
Hypothetical Percentage Change in the Fund Closing Price from Pricing Date to the Applicable Call Date

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-16

Hypothetical Returns
Hypothetical Returns if the Securities are Called
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Call Date on which the Securities are automatically called:
•	the hypothetical payment per Security on the related Call Payment Date, assuming that the Call Premiums are equal to the midpoints of their specified ranges; and
•	the hypothetical pre-tax total rate of return.
Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Payment Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,110.00	11.00%
2nd Call Date	$1,220.00	22.00%
3rd Call Date	$1,330.00	33.00%
4th Call Date	$1,440.00	44.00%
If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Final Prices of the Reference Asset:
•	the hypothetical percentage change from the hypothetical Initial Price to the hypothetical Final Price, assuming a hypothetical Initial Price of 100.00;
•	the hypothetical Payment at Maturity per Security; and
•	the hypothetical pre-tax total rate of return.
Hypothetical Final Price	Hypothetical Percentage Change from the hypothetical Initial Price to the hypothetical Final Price	Hypothetical Payment at Maturity per Security	Hypothetical pre-tax total rate of return
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$85.00	-15.00%	$950.00	-5.00%
$75.00	-25.00%	$850.00	-15.00%
$50.00	-50.00%	$600.00	-40.00%
$25.00	-75.00%	$350.00	-65.00%
$0.00	-100.00%	$100.00	-90.00%
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Price of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-17

Hypothetical Payments at Maturity on the Securities
If the Fund Closing Price of the Reference Asset is less than the Initial Price on each of the first three Call Dates, the Securities will not be automatically called prior to the Final Valuation Date, and you will receive a Payment at Maturity that will be greater than, equal to or less than the Principal Amount per Security, depending on the Final Price (i.e., the Fund Closing Price of the Reference Asset on the Final Valuation Date). The examples set out below are included for illustration purposes only and are used to illustrate the calculation of the Payment at Maturity (rounded to two decimal places). These examples are not estimates or forecasts of the Initial Price, the Final Price or the Fund Closing Price of the Reference Asset on any Call Date, on the Final Valuation Date or on any trading day prior to the Maturity Date. All examples assume that a holder purchased Securities with a Principal Amount of $1,000.00, a Buffer Percentage of 10.00% (the Buffer Price is 90.00% of the Initial Price), a hypothetical Call Premium applicable to the Final Valuation Date of 44.00% (the midpoint of the specified range for the Call Premium applicable to the Final Valuation Date), the Securities have not been automatically called on any of the first three Call Dates and that no market disruption event occurs on the Final Valuation Date. Amounts below may have been rounded for ease of analysis.
Example 1. Final Price is greater than the Initial Price, the Securities are automatically called on the Final Valuation Date and the Payment at Maturity is equal to the Principal Amount plus the applicable Call Premium:
Hypothetical Initial Price: $100.00
Hypothetical Final Price: $150.00
Because the hypothetical Final Price is greater than the hypothetical Initial Price, the Securities are automatically called on the Final Valuation Date and you will receive the Principal Amount of your Securities plus a Call Premium of 44.00% of the Principal Amount per Security. Even though the price of the Reference Asset appreciated by 50.00% from its Initial Price to its Final Price in this example, your return is limited to the Call Premium of 44.00% that is applicable to the Final Valuation Date.
On the Maturity Date, you would receive $1,440.00 per Security.
Example 2. Final Price is less than the Initial Price but equal to or greater than the Buffer Price and the Payment at Maturity is equal to the Principal Amount:
Hypothetical Initial Price: $100.00
Hypothetical Final Price: $90.00
Hypothetical Buffer Price: $90.00, which is 90.00% of the hypothetical Initial Price
Because the hypothetical Final Price is less than the hypothetical Initial Price, but not by more than 10.00%, you would not lose any of the Principal Amount of your Securities.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 3. Final Price is less than the Buffer Price and the Payment at Maturity is less than the Principal Amount:
Hypothetical Initial Price: $100.00
Hypothetical Final Price: $50.00
Hypothetical Buffer Price: $90.00, which is 90.00% of the hypothetical Initial Price
Because the hypothetical Final Price is less than the hypothetical Initial Price by more than 10.00%, you would lose a portion of the Principal Amount of your Securities and receive a Payment at Maturity equal to:
$1,000 + [$1,000 × (-50.00% + 10.00%)] = $600.00
On the Maturity Date, you would receive $600.00 per Security, resulting in a loss of 40.00%.
To the extent that the actual Initial Price, Buffer Price and Final Price differ from the values assumed above, the results indicated above would be different.
Accordingly, if the Securities are not automatically called on any Call Date and the Percentage Change is negative by more than -10.00%, meaning the percentage decline from the Initial Price to the Final Price is greater than 10.00%, we will pay you less than the full Principal Amount, resulting in a percentage loss on your investment that is equal to the Percentage Change in excess of the Buffer Percentage. You may lose up to 90.00% of your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-18

Information Regarding the Reference Asset
The Reference Asset is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding the Reference Asset may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graph below sets forth the information relating to the historical performance of the Reference Asset. The graph below shows the daily historical closing prices of the Reference Asset for the period specified. We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg Professional® service (“Bloomberg”).

Energy Select Sector SPDR® Fund
We have derived all information contained herein regarding the Reference Asset from publicly available information. Such information reflects the policies of, and is subject to changes by The Select Sector SPDR® Trust (the “Trust”) and the Investment Advisor, SSGA Funds Management, Inc.. The Bank has not undertaken an independent review or due diligence of any publicly available information regarding the Reference Asset.
The Reference Asset is one of the separate investment portfolios that constitute the Trust (each, a “Select Sector SPDR Fund”). Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The Select Sector Indices upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The Reference Asset seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index (the “Target Index”). For more information on the Target Index, see “The Energy Select Sector Index” below.
Investment Objective and Strategy
In seeking to track the performance of the Target Index, the Reference Asset employs a replication strategy, which means that the Reference Asset generally invests in substantially all of the securities represented in the Target Index in approximately the same proportions as the Target Index. In certain situations or market conditions, the Reference Asset may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Reference Asset’s investment objective and is in the best interest of the Reference Asset. For example, if the Reference Asset is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the Target Index. Consequently, under such circumstances, the Reference Asset may invest in a different mix of investments than it would under normal circumstances. The Reference Asset is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the Target Index or of the actual securities comprising the Target Index. This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The Reference Asset’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the Target Index will affect the performance, volatility and risk of the Target Index and consequently, the performance, volatility and risk of the Reference Asset.
The Reference Asset’s investment strategy and other policies may be changed without shareholder approval.
Notwithstanding the Reference Asset’s investment objective, the return on your Securities will not reflect any dividends paid on the Reference Asset’s shares, on the securities purchased by the Reference Asset or on the securities that comprise the Target Index.
As of March 31, 2021, ordinary operating expenses of the Reference Asset are expected accrue at an annual rate of 0.12% of the Reference Asset’s average daily net asset value. Expenses of the Reference Asset reduce the net value of the assets held by the Reference Asset and, therefore, reduce the value of each share of the Reference Asset.
As of March 31, 2021, the Reference Asset’s five largest company holdings include: Exxon Mobil Corporation (22.36%), Chevron Corporation (22.13%), EOG Resources Inc. (5.00), Schlumberger NV (4.49%); and ConocoPhillips (4.34%).
Replication Strategy
The Reference Asset uses a replication strategy to attempt to track the performance of the Target Index. This strategy involves investing in substantially all of the securities represented in the Target Index in approximately the same proportions as the Target Index. Under normal market conditions, the Reference Asset generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Target Index. The Reference Asset will provide shareholders with at least 60 days’ notice prior to any material change in this 95% investment policy.
Correlation
Although the Investment Advisor seeks to track the performance of the Target Index (i.e., achieve a high degree of correlation with the return of the Target Index), the Reference Asset’s return may not match the return of the Target Index. The Reference Asset incurs a number of operating expenses not applicable to the Target Index and incurs costs in buying and selling securities. In addition, the Reference Asset may not be fully invested at times, generally as a result of cash flows into or out of the Reference Asset or reserves of cash held by the Reference Asset to meet redemptions.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-19

Industry Concentration Policy
The Reference Asset’s assets will generally be concentrated in an industry or group of industries to the extent that the Target Index concentrates in a particular industry or group of industries. By concentrating its assets in a single industry or group of industries, the Reference Asset is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the Reference Asset to a greater extent than if the Reference Asset’s assets were invested in a wider variety of industries.
The Reference Asset is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified fund. As a result, the Reference Asset’s performance may be disproportionately impacted by the performance of relatively few securities.
Creation Units
Prior to trading in the secondary market, shares of the Reference Asset are issued at NAV to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the Target Index. Except when aggregated in creation units (or upon the liquidation of the Reference Asset), shares of the Reference Asset are not redeemable securities. There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.
Share Prices and the Secondary Market
The trading prices of the Reference Asset’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the Reference Asset’s NAV, which is calculated at the end of each business day. The trading price of the Reference Asset’s shares may deviate significantly from its NAV during periods of market volatility. The New York Stock Exchange disseminates an indicative optimized portfolio value of the Reference Asset every fifteen seconds throughout the trading day. The indicative optimized portfolio value calculations are estimates of the values of the Reference Asset’s NAV per share using market data.
Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.
In addition, information about the Reference Asset may be obtained from other sources, including, but not limited to, the Investment Advisor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Reference Asset is accurate or complete.
The Energy Select Sector Index
The Target Index (Bloomberg symbol, “IXE”) is comprised of the constituents of the S&P 500 that are assigned to the Global Industry Classification Standard (“GICS®”) Energy sector. The Target Index includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services. The S&P 500 includes a representative sample of 500 companies in leading industries of the U.S. economy. The Target Index and the S&P 500 are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Target Index and the S&P 500 is available on the following websites: spglobal.com/spdji/en/indices/equity/energy-select-sector-index/ and spglobal.com/spdji/en/indices/equity/sp-500/. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the Target Index from the S&P website without independent review or due diligence of any publicly available information with respect to the Target Index or the S&P 500.
S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.
S&P rebalances the Target Index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December (each, a “rebalancing reference date”), adjusted for any applicable corporation actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as described below.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-20

If any company has a weight greater than 24%, S&P caps that company’s float-adjusted market capitalization weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to ensure that no stock exceeds 25% as of the quarter end diversification requirement date. S&P redistributes all excess weight proportionally to all uncapped stocks within the Target Index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If necessary, the reweighting process may take place more than once prior to the close on the last business day of March, June, September or December to ensure the Target Index conforms to all diversification requirements.
When companies represented in the Target Index are represented by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple-class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the Target Index at their natural float-adjusted market capitalization.
Except for the rebalancing process described above, the Target Index is calculated and maintained on the same basis as the S&P 500.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-21

Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2016 through May 28, 2021.
We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the Reference Asset on any day. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

Energy Select Sector SPDR® Fund (XLE)
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-22

Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Securities are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses how the Securities should be treated for U.S. federal income tax purposes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. By purchasing the Securities, you agree with TD, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes with respect to the Reference Asset. If your Securities are so treated and you are a U.S. holder, as defined in the product prospectus supplement, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Subject to the discussion below regarding Section 1260 of the Code, such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities ending prior to the maturity or automatic call of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity or automatic call of your Securities, and such holding period may be less than one year even if you receive cash upon the maturity or automatic call of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.
Section 1260. Because the Reference Asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Securities could be recharacterized as ordinary income, and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to consult your tax advisor concerning the possible implications of Section 1260 of the Code and to read the discussion concerning the possible treatment of the Securities as a constructive ownership transaction in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Treatment — Alternative Treatments” in the product prospectus supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” of the product prospectus supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership” rules of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations on their investments in the Securities.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-23

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, as defined in the product prospectus supplement, subject to Section 871(m) of the Code, Section 897 of the Code and FATCA, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the Securities generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Reference Asset Constituent Issuer would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Asset Constituent Issuer as a USRPHC and the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends.  Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on the terms of the Securities and our review of certain facts concerning the foregoing, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our special U.S. tax counsel’s opinion is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset, any Reference Asset Constituent Issuer or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities. If you enter, or have entered, into other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical income, and the gross proceeds from a disposition of property of a type that can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-24

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition (because proposed Treasury regulations, which may be currently relied upon, would eliminate FATCA withholding on gross proceeds), and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to an investment in the Securities, as well as any tax consequences of the beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

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Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions
We have appointed TDS, an affiliate of TD, and Wells Fargo Securities, as the Agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, the Agents will purchase the Securities from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including WFA, or will offer the Securities directly to investors. The Agents may resell the Securities to other registered broker-dealers at the public offering price less a concession not in excess of $17.50 (1.75%) per $1,000 Principal Amount of the Securities In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the Securities of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. The Agents or other registered broker-dealers will offer the Securities at the public offering price set forth on the cover page of this pricing supplement. Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Securities in these accounts may be as low as $971.75 (97.175%) per $1,000 Principal Amount of the Securities. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliated agent of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Selling Restrictions
Argentina. The Toronto-Dominion Bank U.S. Medium-Term Notes program and the related offer of securities and the sale of securities under the terms and conditions provided herein does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.
Brazil. The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.
Chile. The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.
China. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”) to any person to whom it is unlawful to make the offer or solicitation in the PRC. TD does not represent that this document may be lawfully distributed, or that any securities may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. Neither this document nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.
Mexico. The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.
Paraguay. This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.
Peru. The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (SMV) nor the Lima Stock Exchange Registry (RBVL) for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°093-2002) and the decrees and regulations thereunder.

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Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement, the accompanying supplements or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering without using mass marketing, which is defined as a marketing strategy utilising mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.
Taiwan. The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.
Uruguay. The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.”
Prohibition of Sales to EEA and United Kingdom Retail Investors
The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

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Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public, which we refer to as the Pricing Date, as indicated under “Summary” herein, based on prevailing market conditions on the Pricing Date, and will be communicated to investors in the final pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to an affiliate of WFS and the amounts that an affiliate of WFS pays to us in connection with hedging your Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions” above. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the Securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Additional Risk Factors — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value on the Pricing Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately four months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” in this pricing supplement.

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